UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2016

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 6, 2016, Sevcon, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors under which it agreed to sell 1,124,000 units, each consisting of one share of common stock, $0.10 par value, and 0.5 of a warrant to purchase one share of common stock, at a price of $9.12 per unit, for total gross proceeds of $10,250,880. The participating investors include funds affiliated with the principal institutional stockholders of the Company and funds managed by two of the Company’s directors.

Registration Rights Agreement

On July 6, 2016, the Company and the investors also entered into a Registration Rights Agreement providing for the registration for resale or other disposition of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the warrants sold in the private placement (collectively, the “registrable securities”).

In the Registration Rights Agreement, the Company agreed to (i) file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of the registrable securities within 60 days after the closing date; (ii) use commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC); and (iii) keep the shelf registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act of 1933, without the need for current public information or other restriction. If the Company is unable to comply with any of the above covenants, it will be required to pay liquidated damages to the investors in the amount of 1% of the investors’ purchase price per month until such non-compliance is cured, with such liquidated damages payable in cash. If and to the extent the SEC imposes a registration cut-back on some or all of the shares to be included in the registration statement pursuant to Rule 415, no liquidated damages will apply to the cut-back shares until they can be registered. The Company has also granted the investors the right to piggyback on a Company registration statement if the registration statement described above is not then effective.

Copies of the Securities Purchase Agreement and Registration Rights Agreement are filed as exhibits to this Form 8-K and are incorporated herein by reference.

On July 7, 2016, the Company issued a press release announcing the execution of the Securities Purchase and Registration Rights Agreements, a copy of which is filed as an exhibit hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 8, 2016, the Company completed the private placement pursuant to the July 6, 2016, Securities Purchase Agreement, issuing 1,124,000 units, each consisting of one share of common stock, $0.10 par value, and 0.5 of a warrant to purchase one share of common stock, at a price of $9.12 per unit for total gross proceeds of $10,250,880. The Company intends to use the proceeds from the private placement to help fund the growing number of Engineering Services projects for which costs are incurred, sometimes substantially, ahead of cash from the customer, for working capital requirements during the start-up of near term production programs, and for general corporate purposes.

Each warrant is exercisable for five years for one share of common stock at an exercise price of $10.00 per share, in each case subject to adjustment in the event of a subdivision or combination of the common stock. A holder will be able to exercise the warrant immediately for cash or on a so-called “cashless exercise” basis if at the time of exercise a registration statement covering the shares of common stock underlying such warrants is not effective.

Copies of the forms of warrant (including a blocker clause or not, depending on investor preference) are filed as exhibits to this Form 8-K and are incorporated herein by reference.

In connection with the closing of the private placement, the Company is paying Oppenheimer & Co. Inc., as lead placement agent and Craig-Hallum Capital Partners LLC, as co-placement agent for the private placement, cash compensation totalling $500,000.

The offer and sale of the common stock and warrants was exempt from registration under the Securities Act of 1933, and the issuance of the common stock upon exercise of the warrants will be exempt, pursuant to Section 4(a)(2) of the Securities Act, on the basis that they do not constitute a public offering inasmuch as they are being made to a small number of accredited, qualified investors and involve no general solicitation. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the Securities Act’s registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Forms of warrant to purchase common stock issued July 8, 2016, pursuant to Securities Purchase Agreement dated July 6, 2016.
10.1	Securities Purchase Agreement dated July 6, 2016 among Sevcon, Inc. and the Investors named therein.
10.2	Registration Rights Agreement dated July 6, 2016 among Sevcon, Inc. and the Investors named therein.
99.1	Press release of the Company dated July 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: July 11, 2016	By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr.
Assistant Treasurer